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Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-109412) and related Prospectus of Valero L.P. and Valero Logistics Operations, L.P. for the registration of Common Units of Valero L.P. and Debt Securities of Valero Logistics Operations, L.P., Form S-4 (No. 333-120726) and related Prospectus of Valero L.P. for the registration of Common Units, and Form S-8 (Nos. 333-109451, 333-88264 and 333-81806) pertaining to the Valero GP, LLC 2003 Employee Unit Incentive Plan of our report dated March 11, 2004 with respect to the consolidated statements of income, cash flows and partners' equity for the year ended December 31, 2003 of Valero L.P. and subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

San Antonio, Texas
March 13, 2006

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  Exhibit 23.02
Consent of Independent Registered Public Accounting Firm